UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Molycorp, Inc.

(Exact Name of registrant as specified in its charter)

Delaware	27-2301797

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

5619 Denver Tech Center Parkway
Suite 1000
Greenwood Village, Colorado	80111

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Series A mandatory convertible preferred stock, par value $0.001 per share	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective Pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-171827
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered
     The description of the Series A mandatory convertible preferred stock, par value $0.001 per share (the “Mandatory Convertible Preferred Stock”), of Molycorp, Inc. (the “Company”), is set forth in the section entitled “Description of Mandatory Convertible Preferred Stock” in the prospectus filed by the Company pursuant to the Securities Act of 1933, relating to the Mandatory Convertible Preferred Stock (the “Mandatory Convertible Preferred Stock Prospectus”), which constitutes a part of the Registration Statement on Form S-1 (Registration No. 333-171827), initially filed with the Securities and Exchange Commission (the “Commission”) on January 24, 2011 (as amended, the “Registration Statement”). When a final form of the Mandatory Convertible Preferred Stock Prospectus is filed by the Company pursuant to Rule 424(b), the section entitled “Description of Mandatory Convertible Preferred Stock” set forth therein shall be incorporated herein by reference.
Item 2. Exhibits
     A list of exhibits filed with this registration statement on Form 8-A is set forth in the Exhibit Index and is incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MOLYCORP, INC.
By:	/s/ John F. Ashburn, Jr.
	Name:	John F. Ashburn, Jr.
	Title:	Executive Vice President and General Counsel

Date: February 7, 2011

EXHIBIT INDEX

Exhibit
Number	Description of Documents

3.1	Amended and Restated Certificate of Incorporation of Molycorp, Inc. (incorporated by reference to Exhibit 3.1 to Molycorp, Inc.’s Current Report on Form 8-K (File No. 001-34827) filed with the Securities and Exchange Commission on August 6, 2010).

3.2	Bylaws of Molycorp, Inc. (incorporated by reference to Exhibit 3.2 to Molycorp, Inc.’s Current Report on Form 8-K (File No. 001-34827) filed with the Securities and Exchange Commission on August 6, 2010).

3.3	Form of Certificate of Designations of Series A Mandatory Convertible Preferred Stock of Molycorp, Inc. (including Form of Certificate of Molycorp, Inc. Series A Mandatory Convertible Preferred Stock) (incorporated by reference to Exhibit 3.3 to Molycorp, Inc.’s Registration Statement on Form S-1 (File No. 333-171827) filed with the Securities and Exchange Commission on February 7, 2011).

4.1	Form of Certificate of Molycorp, Inc. Common Stock (incorporated by reference to Exhibit 4.1 to Molycorp, Inc.’s Registration Statement on Form S-1 (File No. 333-166129) filed with the Securities and Exchange Commission on July 13, 2010).